Exhibit 99.1

AvidXchange Announces Fourth-Quarter & Full-Year 2024 Financial Results

•
Healthy revenue growth coupled with gross and operating margin improvement drives strong year over year fourth quarter and full year 2024 financial results
•
2024 GAAP earnings per share swings positive with net cash provided by operating activities up more than eight-fold to $71.9 million
•
Disciplined capital allocation highlighted by paydown of high-interest bank-debt and repurchase of $50 million out of the $100 million authorized in 2024
•
Sustained strong balance sheet with cash and marketable securities of $389.3 million with $9.1 million of long-term debt at year end 2024
•
2025 business outlook reflects continued progress on margin expansion on a choppy macro backdrop

Charlotte, N.C. – February 26, 2025 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the fourth-quarter and full-year ended December 31, 2024.

“We are very pleased with our financial results, ending 2024 on solid financial footing. 2024 saw non-GAAP gross margin expansion to 73.6% from 69.4% in 2023, while adjusted EBITDA margins grew to 19.3% from 8.0% on the back of strong operating leverage. We remain in a strong financial position due to the strong execution on our transformational value proposition of accounts payable and payments automation aimed at our middle market buyer customers and their supplier customers through our proprietary two-sided network. With AvidXchange’s best-of-breed solution, we aim to unlock efficiency, visibility and control for our buyer customers’ procure-to-pay process, while advancing efficiency, predictability and support for our supplier customers’ order to cash needs. While we expect to see continued margin expansion in 2025, we are also anticipating that continued macro headwinds will impact revenue growth. That said, given the ERP integration and strategic partnerships signed in 2024, as the ones signed in 2023 begin to scale, combined with the ramp of our differentiated products such as Payment Accelerator 2.0 and Pay 2.0 as we seek to continue to leverage AI across our business ecosystem, we believe we are continuing to strengthen our competitive position while laying the building blocks for operating performance momentum as the year progresses, thereby advancing our growth, profit and value creation objectives,” said Michael Praeger, Chief Executive Officer & Co-Founder of AvidXchange.

Fourth Quarter 2024 Financial Highlights:

•
Total revenue was $115.4 million, an increase of 10.9% year-over-year, compared with $104.1 million in the fourth quarter of 2023.
•
Revenue included interest income of $12.2 million compared with $13.7 million in the fourth quarter of 2023.
•
GAAP net income was $4.7 million, compared with a GAAP net loss of $(4.5) million in the fourth quarter of 2023.
•
Non-GAAP net income was $17.3 million, compared with $9.4 million in the fourth quarter of 2023.
•
GAAP gross profit was $78.8 million, or 68.2% of total revenue, compared with $67.3 million, or 64.6% of revenue in the fourth quarter of 2023.

•
Non-GAAP gross profit was $86.4 million, or 74.9% of total revenue, compared with $74.4 million, or 71.4% of revenue in the fourth quarter of 2023.
•
Adjusted EBITDA was $26.3 million compared with $15.6 million in the fourth quarter of 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

Fourth Quarter 2024 Key Business Metrics and Highlights:

•
Total transactions processed in the fourth quarter of 2024 were 19.9 million, an increase of 4.3% from 19.1 million in the fourth quarter of 2023.
•
Total payment volume in the fourth quarter of 2024 was $21.9 billion, an increase of 10.0% from $19.9 billion in the fourth quarter of 2023.
•
Transaction yield in the fourth quarter of 2024 was $5.80, an increase of 6.4% from $5.45 in the fourth quarter of 2023.

Full Year 2025 Financial Outlook

As of February 26, 2025, AvidXchange anticipates its Full Year 2025 revenue, adjusted EBITDA and Non-GAAP diluted earnings per share (EPS) to be in the following ranges (in millions, except per share data):

Current FY 2025 Guidance
Revenue (1&2)	$453.0 - $460.0
Adjusted EBITDA(1,2&3)	$86.0 - $91.0
Non-GAAP Diluted EPS(3)	$0.25 - $0.27

(1)
The current FY 2025 guidance anticipates interest revenue contribution of approximately $44.0 million compared to $49.7 million in 2024.
(2)
The current FY 2025 guidance does not anticipate political revenues compared to approximately $6.6 million in 2024.
(3)
Reconciliation of adjusted EBITDA to GAAP net loss and Non-GAAP diluted EPS to basic and diluted EPS on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from the non-GAAP measures.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Earnings Teleconference Information

AvidXchange will discuss its fourth quarter & full year 2024 financial results during a teleconference today, February 26, 2025, at 10:00 AM ET. The call will be broadcast simultaneously via webcast at https://ir.avidxchange.com/. Following the completion of the call, a recorded replay of the webcast will be available on AvidXchange’s website. In addition to the conference call, supplemental information is available on the Investor Relations section of AvidXchange’s website at https://ir.avidxchange.com/.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,500 businesses and it has made payments to more than 1,350,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “assume,” “intend,” “aim,” “plan,” “goal,” “seek,” “believe,” “outlook,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “continue,” “will” and similar words and phrases indicating future results. The information presented or statements made in this press release, or during the earnings call, related to our beliefs and expectations of future performance, including our plans, strategies and financial performance; our 2025 guidance including our expected revenue, Adjusted EBITDA, and Non-GAAP Diluted EPS for the full year 2025; the solid footing and continued strength of our financial position, operating leverage, and execution on behalf of buyers and suppliers; the macroeconomic outlook and potential impacts within verticals in which we have domain expertise; expectations regarding margin expansion, scalability, value, opportunity size, transformational aspect of impacts, penetration, and momentum derived from our integration and strategic partnerships and our new and existing products, services, and systems; our ability to leverage AI within our operations, products, and services; our competitive position including our customers’ perceptions of the value proposition of our AP automation software and payments services; the impact of our operating priorities on our potential growth and margin expansion; our ability to improve the customer experience across our suite of products and services; the timing of revenue impacts; and other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release and related conference call in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Non-GAAP Gross Margin, Adjusted EBITDA, Non-GAAP Net Income (Loss) and Non-GAAP Earnings Per Share.

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, Non-GAAP Net Income (Loss) and Non-GAAP Earnings Per Share in this press release. We define Non-GAAP Gross Profit & Gross Margin as revenue less cost of revenue excluding the portion of depreciation and amortization and stock-based compensation expense allocated to cost of revenues. We define Adjusted EBITDA as our net loss before depreciation and amortization, impairment and write-off of intangible assets, interest income and expense, income tax expense (benefit), stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, and charitable contributions of common stock. We define Non-GAAP Net Income (Loss) as net loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, acquisition-related effects on income tax, and charitable contributions of common stock. Non-GAAP income tax expense is calculated using our blended statutory rate except in periods of non-GAAP net loss when it is based on our GAAP income tax expense. In each case, non-GAAP income tax expense excludes the effects of acquisitions in the period on tax expense. We define Non-GAAP Earnings per Share as Non-GAAP Net Income (Loss) per diluted share.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.

Availability of Information on AvidXchange’s Website

Investors and others should note that AvidXchange routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations section of AvidXchange’s website. While not all information that AvidXchange posts to the Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, AvidXchange encourages investors, the media and others interested in AvidXchange to review the information that it shares at the Investor Relations link located at https://ir.avidxchange.com. Users may automatically receive email alerts and other information about AvidXchange when enrolling an email address by visiting “Email Alerts” in the “Resources” section of AvidXchange’s Investor Relations website https://ir.avidxchange.com.

Investor Contact:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

AvidXchange Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$115,438	$104,064	$438,940	$380,720
Cost of revenues (exclusive of depreciation and amortization expense)	30,593	30,846	121,781	121,307
Operating expenses
Sales and marketing	21,730	18,577	82,529	77,523
Research and development	25,073	24,939	101,110	97,555
General and administrative	26,862	26,579	99,526	101,924
Impairment and write-off intangible assets	124	-	286	-
Depreciation and amortization	8,677	9,397	36,284	35,912
Total operating expenses	82,466	79,492	319,735	312,914
Loss from operations	2,379	(6,274)	(2,576)	(53,501)
Other income (expense)
Interest income	4,595	6,070	22,973	20,890
Interest expense	(2,057)	(3,413)	(11,331)	(13,519)
Other income (expense)	2,538	2,657	11,642	7,371
Income (loss) before income taxes	4,917	(3,617)	9,066	(46,130)
Income tax expense	246	856	921	1,195
Net income (loss)	$4,671	$(4,473)	$8,145	$(47,325)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.02)	$0.04	$(0.23)
Diluted	$0.02	$(0.02)	$0.04	$(0.23)
Weighted average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	205,223,697	203,517,119	206,096,505	201,887,669
Diluted	207,252,025	203,517,119	209,158,393	201,887,669

AvidXchange Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$355,637	$406,974
Restricted funds held for customers	1,250,346	1,578,656
Marketable securities	33,663	44,645
Accounts receivable, net of allowances of $4,279 and $4,231, respectively	51,671	46,689
Supplier advances receivable, net of allowances of $1,644 and $1,333, respectively	14,080	9,744
Prepaid expenses and other current assets	15,317	12,070
Total current assets	1,720,714	2,098,778
Property and equipment, net	97,592	100,985
Operating lease right-of-use assets	-	1,628
Deferred customer origination costs, net	28,119	27,663
Goodwill	165,921	165,921
Intangible assets, net	71,068	84,805
Other noncurrent assets and deposits	6,297	3,957
Total assets	$2,089,711	$2,483,737
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,494	$16,777
Accrued expenses	46,849	56,367
Payment service obligations	1,250,346	1,578,656
Deferred revenue	13,967	12,851
Current maturities of lease obligations under finance leases	103	275
Current maturities of lease obligations under operating leases	1,207	1,525
Current maturities of long-term debt	4,800	6,425
Total current liabilities	1,332,766	1,672,876
Long-term liabilities
Deferred revenue, less current portion	11,856	14,742
Obligations under finance leases, less current maturities	63,025	62,464
Obligations under operating leases, less current maturities	1,969	3,275
Long-term debt	4,300	69,760
Other long-term liabilities	3,962	4,175
Total liabilities	1,417,878	1,827,292
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and 2023	-	-
Common stock, $0.001 par value; 1,600,000,000 shares authorized as of December 31, 2024 and 2023; 204,335,860 and 204,084,024 shares issued and outstanding as of December 31, 2024 and 2023, respectively	204	204
Additional paid-in capital	1,685,644	1,678,401
Accumulated deficit	(1,014,015)	(1,022,160)
Total stockholders' equity	671,833	656,445
Total liabilities and stockholders' equity	$2,089,711	$2,483,737

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities
Net income (loss)	$8,145	$(47,325)	$(101,284)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	36,284	35,912	32,842
Amortization of deferred financing costs	405	431	1,357
Debt extinguishment costs	1,081	-	1,579
Provision for doubtful accounts	3,508	2,957	4,989
Stock-based compensation	47,235	40,856	31,838
Accrued interest	629	728	815
Impairment and write-off on intangible and right-of-use assets	286	-	2,777
Loss on fixed asset disposal	159	-	36
Loss on ROU asset abandonment	897	-	-
Accretion of investments held to maturity	(4,062)	(5,326)	(2,108)
Value of donated common stock	1,868	1,667	1,473
Deferred income taxes	187	721	216
Changes in operating assets and liabilities
Accounts receivable	(6,067)	(8,289)	(10,289)
Prepaid expenses and other current assets	(3,247)	491	(2,324)
Other noncurrent assets	(1,208)	1,605	(707)
Deferred customer origination costs	(456)	621	(8)
Accounts payable	(1,286)	2,862	(3,385)
Deferred revenue	(1,771)	(1,956)	(330)
Accrued expenses and other liabilities	(9,761)	(16,981)	14,036
Operating lease liabilities	(892)	(523)	(224)
Total adjustments	63,789	55,776	72,583
Net cash provided by (used in) operating activities	71,934	8,451	(28,701)
Cash flows from investing activities
Purchases of marketable securities held to maturity	(120,223)	(273,995)	(385,022)
Proceeds from maturity of marketable securities held to maturity	135,268	345,661	276,144
Purchases of equipment	(2,063)	(2,254)	(3,149)
Purchases of real estate	-	-	(767)
Purchases of intangible assets	(17,532)	(16,050)	(24,655)
Supplier advances, net	(6,760)	(1,416)	(2,899)
Net cash (used in) provided by investing activities	(11,310)	51,946	(140,348)
Cash flows from financing activities
Proceeds from the issuance of long-term debt	-	-	67,367
Repayments of long-term debt	(68,175)	(1,625)	(106,390)
Principal payments on land promissory note	-	(4,800)	(4,800)
Principal payments on finance leases	(298)	(521)	(844)
Proceeds from issuance of common stock	5,685	1,570	1,448
Proceeds from issuance of shares under ESPP	2,563	2,233	1,570
Payment of debt issuance costs	(1,529)	(743)	(1,212)
Repurchases of common stock	(50,107)	-	-
Payment of acquisition-related liability	(100)	(100)	(344)
Payment service obligations	(328,310)	294,832	41,478
Net cash (used in) provided by financing activities	(440,271)	290,846	(1,727)
Net (decrease) increase in cash, cash equivalents, and restricted funds held for customers	(379,647)	351,243	(170,776)
Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	1,985,630	1,634,387	1,805,163
Cash, cash equivalents, and restricted funds held for customers, end of year	$1,605,983	$1,985,630	$1,634,387

	Year Ended December 31,
	2024	2023	2022
Supplementary information of noncash investing and financing activities
Property and equipment and intangible asset purchases in accounts payable and accrued expenses	$4	$675	$400
Right-of-use assets obtained in exchange for new finance lease obligations	-	81	712
Right-of-use assets obtained in exchange for new operating lease obligations	-	362	2,831
Common stock issued as contingent consideration	-	-	344
Interest paid on notes payable	4,360	6,510	12,880
Interest paid on finance leases	5,941	5,857	5,774
Cash paid for income taxes	1,046	304	125

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation from Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin	2024	2023	2024	2023
(in thousands, except percentages)
Total revenues	$115,438	$104,064	$438,940	$380,720
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(30,593)	(30,846)	(121,781)	(121,307)
Depreciation and amortization expense	(6,063)	(5,949)	(24,138)	(22,106)
GAAP Gross profit	$78,782	$67,269	$293,021	$237,307
Adjustments:
Stock-based compensation expense	1,594	1,135	6,104	4,687
Depreciation and amortization expense	6,063	5,949	24,138	22,106
Non-GAAP gross profit	$86,439	$74,353	$323,263	$264,100
GAAP Gross margin	68.2%	64.6%	66.8%	62.3%
Non-GAAP gross margin	74.9%	71.4%	73.6%	69.4%

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation from Net Income (Loss) to Non-GAAP Net Income	2024	2023	2024	2023
(in thousands)
Net income (loss)	$4,671	$(4,473)	$8,145	$(47,325)
Exclude: Provision for income taxes	246	856	921	1,195
Income (loss) before taxes	4,917	(3,617)	9,066	(46,130)
Amortization of acquired intangible assets	2,910	3,623	13,150	14,493
Impairment and write-off of intangible assets	124	-	286	-
Stock-based compensation expense	12,107	9,675	47,235	40,856
Transaction and acquisition-related costs (1)	290	-	1,371	(7)
Non-recurring items not indicative of ongoing operations (2)	861	1,133	252	5,541
Charitable contribution of stock	1,868	1,667	1,868	1,667
Total net adjustments	18,160	16,098	64,162	62,550
Non-GAAP income before taxes	23,077	12,481	73,228	16,420
Non-GAAP tax expense (3)	$5,746	$3,108	$18,234	$4,089
Non-GAAP net income	$17,331	$9,373	$54,994	$12,331

Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, basic	205,223,697	203,517,119	206,096,505	201,887,669
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	207,252,025	207,367,561	209,158,393	205,579,485

GAAP Net income (loss) per share attributable to common stockholders, basic	$0.02	$(0.02)	$0.04	$(0.23)
GAAP Net income (loss) per share attributable to common stockholders, diluted	$0.02	$(0.02)	$0.04	$(0.23)

Non-GAAP basic net income per share attributable to common stockholders, basic	$0.08	$0.05	$0.27	$0.06
Non-GAAP basic net income per share attributable to common stockholders, diluted	$0.08	$0.05	$0.26	$0.06

GAAP income (loss) per common share, basic and diluted	$0.02	$(0.02)	$0.04	$(0.23)
Amortization of acquired intangible assets	0.01	0.02	0.06	0.07
Impairment and write-off of intangible assets	-	-	-	-
Stock-based compensation expense	0.06	0.05	0.23	0.20
Transaction and acquisition-related costs (1)	-	-	0.01	-
Non-recurring items not indicative of ongoing operations (2)	-	0.01	-	0.03
Charitable contribution of stock	0.01	0.01	0.01	0.01
Provision for income taxes	(0.03)	(0.01)	(0.08)	(0.01)
Adjustment to fully diluted earnings per share	0.01	(0.01)	(0.01)	(0.01)
Non-GAAP diluted income per common share	$0.08	$0.05	$0.26	$0.06

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of Net Income (Loss) to Adjusted EBITDA	2024	2023	2024	2023
(in thousands)
Net income (loss)	$4,671	$(4,473)	$8,145	$(47,325)
Depreciation and amortization	8,677	9,397	36,284	35,912
Impairment and write-off intangible assets	124	-	286	-
Interest income	(4,595)	(6,070)	(22,973)	(20,890)
Interest expense	2,057	3,413	11,331	13,519
Provision for income taxes	246	856	921	1,195
Stock-based compensation expense	12,107	9,675	47,235	40,856
Transaction and acquisition-related costs (1)	290	-	1,371	(7)
Non-recurring items not indicative of ongoing operations (2)	861	1,133	252	5,541
Charitable contribution of stock	1,868	1,667	1,868	1,667
Adjusted EBITDA	$26,306	$15,598	$84,720	$30,468

	As of and for the Year Ending December 31,
Annual Metrics	2024	2023	2022
Total payment volume (in millions)	$83,842	$75,922	$68,202
Transactions	79,123,540	75,330,634	70,168,806
Buyers (4)	8,500	8,000	7,400
Suppliers paid over the past 5 years	1,350,000	1,200,000	965,000

(1) For the three and twelve months ended December 31, 2024, this amount is comprised of debt issuance costs written-off related to the repayment of the Company's term loan.

(2) For the year ended December 31, 2024, this amount includes $1,157 of severance costs and a net benefit of $1,808 of response costs incurred in connection with the cybersecurity incident that was detected in April 2023 in addition to $707 of net costs related to lease abandonment and other real estate related amounts. For the three months ended December 31, 2023, this amount is primarily comprised of $1,880 of restructuring costs, $507 of insurance recoveries related to the cybersecurity incident that was detected in April 2023, and $176 benefit from the adjustment of accruals related to costs incurred in connection with the cybersecurity incident. For the year ended December 31, 2023, this amount is primarily comprised of $3,698 of response costs, including professional services and legal fees, incurred in connection with the cybersecurity incident, net of insurance recoveries and $1,880 of restructuring costs.

(3) Non-GAAP tax expense is based on the Company's blended tax rate of 24.9 in periods the Company has Non-GAAP income before tax. In periods the Company is in a non-GAAP loss position, tax expense is based on GAAP tax expense.

(4) Excludes Create-a-Check customers